SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 19, 2004
                _________________________________________________
                Date of Report (Date of earliest event reported)


                          NANOPIERCE TECHNOLOGIES, INC.
              _____________________________________________________
             (Exact name of Registrant as specified in its charter)

           Nevada                     33-19598-D               84-0992908
_______________________________________________________________________________
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                   Identification Number)

                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            ________________________________________________________
              (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
             ______________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
     230.425)
[_] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[_] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under the  Exchange  Act  (17  CFR  240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This  amendment on Form 8K is filed to amend and supersede the disclosure of the
Warrant Exercise Price Reduction by NanoPierce Technologies, Inc. filed with the Securities and Exchange Commission on November 19, 2004.



                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM  3.03  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS.

Warrant  Exercise  Price  Reduction

In January 2004, NanoPierce Technologies, Inc. (the "Registrant") sold 20,000,000 units to a limited number of accredited investors in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. Each unit consists of, among other things, a warrant to purchase two shares of our common stock at an exercise price of $0.25 per share (the "$0.25 Warrants"). The $0.25 Warrants will expire on January 20, 2009, unless exercised earlier.


On November 16, 2004, the Registrant re-issued $0.25 Warrants exercisable for 39,500,000 shares of registered common stock with a reduced exercise price. The Registrant reduced the exercise price of these $0.25 Warrants from $0.25 per share to $0.15 per share. No other terms of the $0.25 Warrants were modified or changed as a result of the reduction in the exercise price.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 1, 2004                    NANOPIERCE TECHNOLOGIES, INC.





                                           /s/ Paul H. Metzinger
                                          -------------------------------------
                                          Paul H. Metzinger, President &
                                          Chief Executive Officer


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